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                                                                    EXHIBIT 99.3

                             U.S. Offer to Exchange
  All Outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights and
   Pechiney OCEANEs held by U.S. Holders and all Pechiney American Depositary
                                     Shares

                                      for

                                E24.60 in cash;

                                      and


   the number of Alcan Common Shares equal to 22.9 divided by the "Reference Value," defined as the greater of (a) 27.4 and (b) an average trading price of the Alcan Common Shares to be determined and announced before the open of the fifth French trading day before the expiration of the offers as described in the
  Prospectus, this average being referred to as the "Average Value," provided, however, that this number of Alcan Common Shares shall in no event be less than
                                     0.6001


                                      for

                          each Pechiney Common Share;

                    each 10 Pechiney Bonus Allocation Rights
(each Pechiney Bonus Allocation Right entitling the holder to 0.1 of a Pechiney
                               Common Share); or

          each 2 Pechiney American Depositary Shares, or Pechiney ADSs (each Pechiney ADS representing one-half of one Pechiney Common Share);

                                      and

                                 E83.40 in cash

                                      for

                              each Pechiney OCEANE
  (obligations a option de conversion en actions nouvelles et/ou d'echange en actions existantes),

                                       by

                                   Alcan Inc.

               pursuant to the Prospectus dated October 24, 2003


         THIS U.S. OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

     ON NOVEMBER 24, 2003, UNLESS IT IS EXTENDED OR UNLESS IT LAPSES OR IS

       WITHDRAWN PRIOR TO THAT TIME PURSUANT TO THE CONDITIONS DESCRIBED
      IN THE PROSPECTUS FOR THE U.S. OFFER. YOU MAY WITHDRAW ANY PECHINEY
            SECURITIES TENDERED AT ANY TIME PRIOR TO THE EXPIRATION.


                                                                OCTOBER 27, 2003


To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been engaged by Alcan Inc., a Canadian corporation ("Alcan"), to act as dealer manager in connection with Alcan's offer (a) to exchange, for each common share of Pechiney, a French societe anonyme ("Pechiney"), nominal value of E15.25 per share (each, a "Pechiney Common Share"), each 10 bonus allocation rights of Pechiney, each right entitling its holder to 0.1 of a Pechiney Common Share (the "Pechiney Bonus Allocation Rights"), or each two American
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depositary shares of Pechiney, each representing one-half of one Pechiney Common
Share (the "Pechiney ADSs"): (i) E24.60 in cash and (ii) the number of common shares of Alcan, without nominal or par value (the "Alcan Common Shares"), equal to 22.9 divided by the "Reference Value," as defined below, provided, however, that this number of Alcan Common Shares shall in no event be less than 0.6001, and (b) to purchase each bond issued by Pechiney that is convertible or exchangeable into new or existing Pechiney Common Shares (obligations a option de conversion en actions nouvelles et/ou d'echange en actions existantes) (each, a "Pechiney OCEANE") for E83.40 in cash, in each case on the terms and subject to the conditions set forth in the prospectus, dated October 24, 2003 (the "Prospectus"), and the related letter of transmittal, notice of guaranteed delivery and forms of acceptance (which, as amended or supplemented from time to time, constitute the "U.S. offer"). Terms used in this document to the extent not defined herein shall have the same meaning as in the Prospectus. Please furnish copies of the enclosed materials to your clients for whom you hold Pechiney ADSs in your name or in the name of your nominee.


Enclosed herewith are the following documents:


     1.  Prospectus, dated October 24, 2003;


     2. Letter of transmittal to be used by holders of Pechiney ADSs in accepting the U.S. offer and tendering Pechiney ADSs;

     3. Notice of guaranteed delivery to be used by holders of Pechiney ADSs to accept the U.S. offer if certificates evidencing Pechiney ADSs and all other required documents are not immediately available or cannot be delivered to the U.S. ADR exchange agent by the expiration date for the U.S. offer or if the procedures for book-entry transfer cannot be completed by the expiration date;

     4. A printed form of a letter to be sent to your clients for whose accounts you hold Pechiney ADSs registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the U.S. offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelope addressed to The Bank of New York, the U.S. ADR exchange agent.

THE U.S. OFFER MAY NOT BE ACCEPTED IN RESPECT OF PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS AND PECHINEY OCEANES BY MEANS OF A LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY. IF YOUR CLIENTS HOLD PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS OR PECHINEY OCEANES THEY SHOULD USE THE FORMS OF ACCEPTANCE SENT BY THE FRENCH INTERMEDIARIES FOR TENDERING SUCH SECURITIES INTO THE U.S. OFFER BY FOLLOWING THE INSTRUCTIONS SET FORTH ON SUCH FORMS. ADDITIONAL INFORMATION CAN BE OBTAINED FROM THE INFORMATION AGENT FOR THE U.S. OFFER AT (800) 488-8035.

We urge you to contact your clients as promptly as possible.

Your attention is directed to the following:


1. The U.S. offer is (a) to exchange, for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights, or each two Pechiney ADSs: (i) E24.60 in cash and (ii) the number of Alcan Common Shares equal to 22.9 divided by the Reference Value, provided, however, that this number of Alcan Common Shares shall in no event be less than 0.6001, and (b) to purchase each Pechiney OCEANE for E83.40 in cash, in each case on the terms and subject to the conditions set forth in the Prospectus. The Reference Value is defined as the greater of (a) 27.4 and (b) an average trading price of Alcan Common Shares to be determined and announced before the open of the fifth French trading day before the expiration of the offers as described in the Prospectus, this average being referred to as the "Average Value." Alcan reserves the option of substituting an equivalent amount of cash in place of all or a portion of the Alcan Common Shares to be issued in the offers, valued at the Average Value. Alcan will determine the portion, if any, of the Alcan Common Shares to be substituted with cash, and will announce by press release the Reference Value and the portion of consideration to be paid in cash, before the open of the fifth French trading day before the expiration of the offers.


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    If, following the conclusion of the offers, the number of Pechiney securities tendered into the offers represents more than 95% of Pechiney's capital and voting rights, Alcan will provide an additional consideration of E1 in cash for each Pechiney Common Share tendered, an additional consideration of E0.10 in cash for each Pechiney Bonus Allocation Right tendered, an additional consideration of E0.40 in cash for each Pechiney OCEANE tendered, and an additional consideration of E0.50 in cash for each Pechiney ADS tendered.


2. The U.S. offer is being made for all outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act) or by residents of Canada and all Pechiney ADSs. Alcan will, upon the terms and subject to the conditions of the U.S. offer, exchange the Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs validly tendered and not withdrawn before the expiration date of the U.S. offer. The term "expiration date" means 5:00 p.m., New York City time, on November 24, 2003, or, if the U.S. offer is extended, the latest time and date at which the U.S. offer, as so extended by Alcan, will expire.



3. THIS U.S. OFFER IS BEING MADE ON THE SAME TERMS AS AN OFFER FOR ALL PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS AND PECHINEY OCEANES BEING MADE IN FRANCE AND OTHER JURISDICTIONS OUTSIDE THE UNITED STATES AND CANADA (TO THE EXTENT PERMITTED BY LAW AND REGULATIONS) (THE "FRENCH OFFER"), AND ALCAN WILL NOT BE REQUIRED TO COMPLETE THIS U.S. OFFER UNLESS THE FRENCH OFFER IS COMPLETED. ALCAN'S OBLIGATION TO ACCEPT PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS, PECHINEY OCEANES AND PECHINEY ADSS IN THIS U.S. OFFER IS ALSO SUBJECT TO THE CONDITION THAT SECURITIES REPRESENTING A MAJORITY OF THE TOTAL SHARE CAPITAL AND VOTING RIGHTS IN PECHINEY, CALCULATED ON A FULLY DILUTED BASIS ON THE CLOSING DATE OF THE OFFERS, SHALL HAVE BEEN VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE (THE "MINIMUM SHARE CONDITION").



4. The U.S. offer and withdrawal rights will expire at 5:00 p.m., New York City time, on November 24, 2003, unless the expiration date of the French offer period is set at a later date or unless extended. The final expiration date of the French offer has not been announced by the CMF and may be later than the date set forth in the prior sentence. The expiration date of the U.S. offer will be aligned with the expiration date of the French offer as established by the CMF. Any extension of the French offer period by the CMF will trigger a corresponding extension of the U.S. offer. In the event that the CMF extends the offer period, Alcan will, on the same day, issue a press release publicizing the CMF's decision and announcing the effects of this decision on the U.S. offer, including the expiry date and time of the extended offer period.


5. Alcan will pay the brokerage fees, commissions and, except as otherwise provided in Instruction 6 of the letter of transmittal, stock transfer taxes applicable to a sale of Pechiney ADSs pursuant to the U.S. offer incurred by Holders of Pechiney ADSs tendering into this offer up to a limit of 0.3% of the value of each Pechiney security tendered, and subject to a maximum amount of E150 per account, including all taxes. These fees will not be paid in the event that the offer is withdrawn or lapses. Alcan will pay the fees charged by the ADS depositary for Pechiney ADSs tendered into the offers, including any fees charged by the ADS depositary to redeposit Pechiney Common Shares underlying tendered Pechiney ADSs that have been previously withdrawn from deposit with the ADS depositary in the event that the offers are not consummated.

6. Exchange of Pechiney ADSs tendered and accepted for exchange pursuant to the U.S. offer will be made only after timely receipt by the U.S. ADR exchange agent of (a) certificates evidencing the tendered Pechiney ADSs or a timely book-entry confirmation of a book-entry transfer of such Pechiney ADSs into the U.S. ADR exchange agent's account at DTC pursuant to the procedures set forth in the Prospectus under "The Offers -- Procedures for Tendering Pechiney Securities -- Procedures for Tendering Pechiney ADSs -- Pechiney ADSs in Book-Entry Form"), (b) a properly completed and duly executed letter of transmittal (or facsimile thereof with an original manual signature), with any required signature guarantees, or an agent's message in connection with a book-entry transfer (as defined in the Prospectus under "The
    Offers -- Procedures for Tendering Pechiney Securities -- Procedures for Tendering Pechiney ADSs -- Pechiney ADSs in Book-Entry Form"), and (c) any other documents required by the letter of transmittal.


7. Alcan will be deemed to have accepted for exchange all validly tendered and not withdrawn Pechiney ADSs on the expiration date subject only to the satisfaction of the minimum share condition and the other conditions described in the Prospectus. The French Conseil des Marches Financiers (the "CMF") is expected to publish the results of the offers on a preliminary basis six or seven French trading days after the expiration date and on a definitive basis not


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    more than nine French trading days after the expiration date of the offers.
    If the conditions are not satisfied, Alcan will promptly return all tendered Pechiney securities without acquiring them.


8. Alcan expects that the delivery of the Alcan Common Shares and cash will occur approximately 12 to 18 French trading days after the expiration date. Under no circumstances will interest be paid on the exchange of Pechiney ADSs tendered, regardless of any delay in making the exchange or extension of the expiration date. The cash consideration paid to tendering Pechiney ADS holders will be paid in U.S. dollars, converted at a then current spot exchange rate, and distributed, net of expenses, to such holders. Alcan Common Shares to be evidenced by certificates registered in the name of the tendering holder may not be delivered until approximately two weeks after the settlement date of the offers. For further information, see "The Offers" in the Prospectus.

In order to take advantage of the U.S. offer, the appropriate letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent's message in connection with book-entry transfer of Pechiney ADSs, and any other documents required by the letter of transmittal must be sent to the U.S. ADR exchange agent at its address set forth in the Prospectus prior to the expiration date, and either (a) the certificates for tendered Pechiney ADSs must be received by the U.S. ADR exchange agent or such Pechiney ADSs must be tendered pursuant to the procedures for book-entry transfer described in the Prospectus and a book-entry confirmation must be received by the U.S. ADR exchange agent (including an agent's message if the tendering holder has not delivered a letter of transmittal) in each case prior to the expiration date, or (b) such holder must comply with the guaranteed delivery procedures.

A securityholder who desires to tender Pechiney ADSs and whose ADS certificates evidencing such Pechiney ADSs are not immediately available, who cannot comply with the procedure for book-entry transfer on a timely basis, or for whom time will not permit all required documents to reach the U.S. ADR exchange agent prior to the expiration date, may tender such Pechiney ADSs by following the procedures for guaranteed delivery set forth in the Prospectus. See "The
Offers -- Procedures for Tendering Pechiney Securities -- Procedures for Tendering Pechiney ADSs -- Guaranteed Delivery."

Alcan will not pay any fees or commissions to any broker or dealer or other person (other than the information agent, the U.S. ADR exchange agent and the dealer manager as disclosed in the Prospectus) in connection with the solicitation of tenders of Pechiney ADSs pursuant to the U.S. offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your clients.


YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 24, 2003, UNLESS THE EXPIRATION DATE OF THE FRENCH OFFER PERIOD IS SET AT A LATER DATE OR UNLESS THE U.S. OFFER IS EXTENDED.


Any inquiries you have with respect to the U.S. offer should be addressed to D.F. King & Co., Inc., the information agent, at 48 Wall Street, New York, New York, 10005; telephone 212-269-5550.

Requests for additional copies of the enclosed materials may be directed to the information agent.

                                         Very truly yours,

                                        MORGAN STANLEY & CO.
                                             Incorporated

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NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY
OTHER PERSON THE AGENT OF ALCAN, THE DEALER MANAGER, THE INFORMATION AGENT OR THE U.S. ADR EXCHANGE AGENT, OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE U.S. OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

                  THE INFORMATION AGENT FOR THE U.S. OFFER IS:

                             D.F. KING & CO., INC.
                                 48 Wall Street
                            New York, New York 10005

                     Banks and Brokers Call: (212) 269-5550
                         Call Toll Free: (800) 488-8035

                   THE DEALER MANAGER FOR THE U.S. OFFER IS:

                                 MORGAN STANLEY
                       Morgan Stanley & Co. Incorporated
                                 1585 Broadway
                            New York, New York 10036
                                 (212) 761-7018

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